                              TELEDESIC CORPORATION
                             STOCK OPTION AGREEMENT



TO: [NAME FIELD] ("OPTIONEE")

                                    RECITALS

        A. The Board of Directors of Teledesic Corporation (the "Corporation") has adopted the [Restated 1994 Stock Option/Stock Issuance Plan] [1996 Restated California Stock Option/Stock Issuance Plan] (the "Plan") for the purpose of attracting and retaining the services of selected Employees (including officers and directors), nonemployee members of the Board and consultants and other independent contractors who provide valuable services to the Corporation or any Parent or Subsidiary.

        B. Optionee is an individual who is to render valuable services to the Corporation or any Parent or Subsidiary, and this Stock Option Agreement (this "Agreement") is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's granting a stock option to Optionee.

        C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, the attached Appendix or the Plan.

        NOW, THEREFORE, it is hereby agreed as follows:

1.      GRANT OF OPTION

        Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Corporation hereby grants to Optionee, as of the Grant Date set forth below, the following stock option (the "Option") to purchase up to the number of Option Shares specified below:

            GRANT DATE:                           ________, 1999
            NUMBER OF SHARES:
                                                  ______________
            EXERCISE PRICE:                       $_____________
            VESTING COMMENCEMENT DATE:            ________, 1999
            EXPIRATION DATE:                      ________, 2009
            STATE/COUNTRY OF RESIDENCE:
                                                  ______________
            [TYPE OF OPTION:                      INCENTIVE STOCK OPTION ("ISO")

        The Option is intended to qualify as an ISO under federal income tax law, but the Corporation does not represent or guarantee that the Option qualifies as such. As described more fully in Section 19 hereof, should any portion of the Option exceed ISO limitations, then such excess portion shall be treated as a Nonstatutory Stock Option.]

        [TYPE OF OPTION: Nonstatutory Stock Option]

        VESTING SCHEDULE: The Option shall vest and become exercisable [FOR INITIAL GRANTS: over a period of four years from the Vesting Commencement Date] [FOR SUBSEQUENT GRANTS: in

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eight semi-annual installments over a period of four years from the Vesting
Commencement Date] in accordance with the following schedule:

          PERIOD OF CONTINUOUS SERVICE           PORTION OF TOTAL OPTION
               FROM THE VESTING                    WHICH IS VESTED AND
              COMMENCEMENT DATE                        EXERCISABLE

                  [One year                                    25%]
                  [Six months                                12.5%]
             Each six-month period of               An additional 12.5%
           continuous service completed
                   thereafter

                   Four Years                               100%

        Notwithstanding the foregoing, the Option shall become fully vested and shall remain exercisable for the remaining term of the Option upon a Change in Control, as such term is defined in the Plan on the date hereof or as such definition may hereafter be amended, provided that any such amendment shall not adversely affect any rights of the Optionee under the Plan prior to such amendment. The Option Shares shall be purchasable from time to time during the option term at the Exercise Price.

        OPTIONEE UNDERSTANDS AND AGREES THAT THE OPTION IS GRANTED SUBJECT TO AND IN ACCORDANCE WITH THE EXPRESS TERMS AND CONDITIONS OF THE PLAN AND OPTIONEE HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in this Agreement.

2.      MARKET STANDOFF AND RIGHTS OF FIRST OFFER

        OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN MARKET STANDOFF PROVISIONS AND RIGHTS OF FIRST OFFER EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THE OPTION SHARES UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF SUCH SHARES. THE TERMS AND CONDITIONS OF SUCH PROVISIONS AND RIGHTS WILL BE SPECIFIED IN THE STOCK PURCHASE AGREEMENT IN USE AT THE TIME OF EXERCISE OF THE OPTION. A COPY THE STOCK PURCHASE AGREEMENT CURRENTLY IN USE IS AVAILABLE BY REQUEST.

3.      OPTION TERM

        The Option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Section 7, 8 or 18 hereof.


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4.      LIMITED TRANSFERABILITY

        The Option shall be neither transferable nor assignable by Optionee other than by will or the laws of descent and distribution following Optionee's death and may be exercised only by Optionee during Optionee's lifetime.

5.      DATES OF EXERCISE

        The Option shall vest and become exercisable in accordance with the vesting schedule set forth in Section 1 and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Section 7, 8 or 18 hereof.

6.      NO EMPLOYMENT OR SERVICE CONTRACT

        Nothing in this Agreement, in the stock purchase agreement to be executed upon exercise of the Option or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

7.      CESSATION OF SERVICE

        The option term specified in Section 3 hereof shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions apply:

               (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or pursuant to paragraph (e) below) while the Option is outstanding, then the period for exercising the Option shall be reduced to a ninety (90) day period commencing with the date of such cessation of Service, but in no event shall the Option be exercisable at any time after the Expiration Date. Upon the expiration of such ninety (90) day period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding.

               (b) Should Optionee die while the Option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the Option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the Option. Such right shall lapse and the Option shall cease to be exercisable upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee's death and (ii) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding.

               (c) Should Optionee cease Service by reason of Permanent Disability while the Option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise the Option, but in no event shall the Option be exercisable at any time after the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding.


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               (d) During the limited period of post-Service exercisability applicable under subsection (a), (b) or (c) above, the Option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is vested at the time of his or her cessation of Service in accordance with the vesting schedule specified in Section 1 hereof. To the extent Optionee is not vested in the Option Shares at the time of his or her cessation of Service, the Option shall immediately terminate and cease to be outstanding with respect to such Option Shares.

               (e) Should (i) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any Parent or Subsidiary, then in any such event [WASHINGTON: the Option shall terminate immediately and cease to remain outstanding] [CALIFORNIA ONLY: the vesting of the Option shall immediately cease. The unvested portion of the Option shall terminate immediately and cease to be outstanding. Optionee shall have 30 days from the date of termination to exercise the vested portion of the Option. Upon the expiration of such 30-day period, the vested portion of the Option shall terminate and cease to be outstanding].

8.      SPECIAL TERMINATION

        The Option shall terminate in the event of any Corporate Transaction except to the extent assumed by the successor corporation or parent thereof.

9.      ADJUSTMENT IN OPTION SHARES

               (a) Appropriate adjustments shall be made to (i) the total number and/or class of securities subject to the Option and (ii) the Exercise Price in the event any change is made to the outstanding Common Stock by reason of any stock split, stock dividend, spin-off, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

               (b) If the Option is to be assumed in connection with a Corporate Transaction or is otherwise to remain outstanding then it shall be appropriately adjusted immediately after such Corporate Transaction, to apply and pertain to the number and class of securities that would have been issuable to Optionee in the consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.

10.     PRIVILEGE OF STOCK OWNERSHIP

        The holder of the Option shall not have any stockholder rights with respect to the Option Shares until such individual shall have exercised the Option and paid the Exercise Price.


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11.     MANNER OF EXERCISING OPTION

               (a) In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee (or, in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                        (i) Execute and deliver to the Secretary of the
                Corporation a stock purchase agreement (the "Purchase Agreement") in the form in use by the Corporation at such time;

                        (ii) Pay the aggregate Exercise Price for the purchased
                Option Shares in one or more of the following alternative forms:

                                (A) full payment in cash or check made payable
                        to the Corporation or

                                (B) any other form that the Plan Administrator
                        may, in its discretion, approve in accordance with the provisions of Section 16 hereof.

        Should the outstanding Common Stock be registered under Section 12(b) or 12(g) of the Exchange Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

                                (C) in shares of Common Stock held by Optionee
                        for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date or

                                (D) to the extent the Option is exercised for
                        fully vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions
                        (1) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (2) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; and

                (iii) Furnish to the Corporation appropriate documentation that the person exercising the Option (if other than Optionee) has the right to exercise the Option.

        Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the Option for fully vested Option Shares, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation.


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

               (b) As soon after the Exercise Date as practical, the Corporation shall mail or deliver to or on behalf of Optionee (or the other person or persons exercising the Option) a certificate or certificates representing the Option Shares purchased under this Agreement with the appropriate legends affixed thereto.

               (c) In no event may the Option be exercised for fractional shares.

12.     COMPLIANCE WITH LAWS AND REGULATIONS

               (a) The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed at the time of such exercise and issuance.

               (b) In connection with the exercise of the Option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

13.     SUCCESSORS AND ASSIGNS

        Except to the extent otherwise provided in Section 4 or 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

14.     LIABILITY OF CORPORATION

        The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to the Option shall relieve the Corporation of any liability with respect to the nonissuance or nonsale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

15.     NOTICES

        Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16.     LOANS

        The Plan Administrator may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of the Option by (a) authorizing the extension of a full-recourse loan to Optionee from the Corporation or (b) permitting Optionee to pay the Exercise Price for the purchased Option Shares in installments over a period of years. The terms of any


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

such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

17.     CONSTRUCTION

        This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Option.

18.     STOCKHOLDER APPROVAL

        If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock that may without stockholder approval be issued under the Plan, then the Option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Section III of Article Four of the Plan.

[NOTE: DELETE SECTION 19 FOR NSOS AND RENUMBER REMAINDER OF DOCUMENT]

19.     ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS

        The following terms and conditions shall also apply to any portion of the Option which qualifies as an Incentive Stock Option (the "ISO Portion"):

               (a) The ISO Portion shall cease to qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the ISO Portion is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

               (b) Should the ISO Portion be designated in Section 1 hereof as vested and exercisable in installments, then no installment under the ISO Portion (whether annual or monthly) shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which the ISO Portion or any other Incentive Stock Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, the ISO Portion shall nevertheless become exercisable for the excess shares in such calendar year as a Nonstatutory Stock Option.

               (c) Should Optionee hold, in addition to the ISO Portion, one or more other options to purchase Common Stock that become exercisable for the first time in the same


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

calendar year as the ISO Portion, then the foregoing limitations on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options are granted.

               (d) To obtain certain tax benefits afforded to ISOs, the Optionee must hold the shares issued upon the exercise of the Option for two years after the Grant Date and one year after the Exercise Date. Optionee may be subject to the alternative minimum tax at the time of exercise. TAX ADVICE SHOULD BE OBTAINED PRIOR TO EXERCISING THE OPTION OR DISPOSING OF THE SHARES ISSUED UPON EXERCISE. By accepting the Option, Optionee agrees to promptly notify the Corporation of any disposition of any of the purchased shares prior to the expiration of such holding periods.]

20.     WITHHOLDING TAXES

        Optionee hereby agrees to make appropriate arrangements with the Corporation or Parent or Subsidiary employing Optionee for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the exercise of the Option.

21. LIMITATION ON RIGHTS; NO RIGHT TO FUTURE GRANTS; EXTRAORDINARY ITEM OF COMPENSATION

        By entering into this Agreement and accepting the grant of the Option evidenced hereby, Optionee acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Corporation; (d) that Optionee's participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of Optionee's employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon termination of employment or service relationship with the Corporation for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) that the future value of the underlying Option Shares is unknown and cannot be predicted with certainty; and (i) that if the underlying Option Shares do not increase in value, the Option will have no value.

22.     GOVERNING LAW

        The parties submit to the exclusive jurisdiction and venue of the federal or state courts of Washington, County of King, to resolve issues that may arise out of or relate to this Agreement and the Plan or the same subject matter. This Agreement and the Plan shall be governed by the laws of the State of Washington, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement and the Plan to the substantive law of another jurisdiction.


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

[INSERT THE FOLLOWING FOR NON-US RESIDENTS:

23.     EMPLOYEE DATA PRIVACY

        By entering this Agreement, Optionee (a) authorizes the Corporation and Optionee's employer, if different, and any agent of the Corporation administering the Plan or providing Plan recordkeeping services, to disclose to the Corporation or any of its affiliates any information and data the Corporation requests in order to facilitate the grant of the Option and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Corporation and its agents to store and transmit such information in electronic form.]

                                        TELEDESIC CORPORATION


                                        By:
                                           -------------------------------------
                                           Dennis James, Vice President and
                                           General Counsel

                                        ----------------------------------------
                                        Optionee Signature

                                        ----------------------------------------
                                        Print Name
                                        Address:
                                                --------------------------------

                                                --------------------------------


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

                                    APPENDIX

DEFINITIONS

        BOARD shall mean the Corporation's Board of Directors.

        COMMON STOCK shall mean the Corporation's Class A Common Stock.

        CORPORATE TRANSACTION shall mean any of the following stockholder-approved transactions to which the Corporation is a party, whether occurring before or after the Section 12(b) or 12(g) Registration Date:

               i. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated;

               ii. the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation; or

               iii. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

        CORPORATION shall mean Teledesic Corporation, a Delaware corporation.

        EMPLOYEE shall mean an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        EXCHANGE ACT shall mean the Securities and Exchange Act of 1934, as amended from time to time.

        EXERCISE DATE shall mean the date on which the Option shall have been exercised in accordance with Section 10 of this Agreement.

        EXERCISE PRICE shall mean the exercise price per share as specified in
Section 1 of this Agreement.

        EXPIRATION DATE shall mean the date on which the Option expires as set forth in Section 1 of this Agreement.

        FAIR MARKET VALUE per share of Common Stock on any relevant date under the Plan shall mean the value determined in accordance with the following provisions:

                (i) If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers, Inc. through the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (ii) If the Common Stock is at the time listed or admitted for trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (iii) If the Common Stock is at the time neither listed nor admitted to trading on any Stock Exchange nor traded on the Nasdaq National Market, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

        GRANT DATE shall mean the date of grant of the Option as set forth in
Section 1 in this Agreement.

        INCENTIVE STOCK OPTION shall mean a stock option that satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

        ISO PORTION shall mean the portion of the Option which qualifies as an Incentive Stock Option.

        NONSTATUTORY STOCK OPTION shall mean an option not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

        OPTION shall mean the option to purchase shares of Common Stock as set forth in Section 1 of this Agreement.

        OPTION SHARES shall mean the number of shares of Common Stock subject to the Option.

        OPTIONEE shall mean the person to whom the Option is granted under this Agreement.

        PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

        PLAN shall mean the Corporation's Restated 1994 Stock Option/Stock Issuance Plan.

        PLAN ADMINISTRATOR shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan in accordance with Article I, Section IV of the Plan.

        PURCHASE AGREEMENT shall mean the stock purchase agreement in the form in use by the Corporation at the time the Option is exercised.

        SECTION 12(g) REGISTRATION DATE shall mean the date on which the initial registration of any class of securities of the Corporation under Section 12(g) of the Exchange Act first becomes effective.

        SERVICE shall mean the provision of services to the Corporation or any Parent or Subsidiary by an individual in the capacity of an Employee, a non-employee member of the Board or a consultant or independent contractor.

        STOCK EXCHANGE shall mean the American Stock Exchange, Inc. or the New York Stock Exchange, Inc.

        SUBSIDIARY shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.




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